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Exhibit 10.30

                            ASSIGNMENT, CONSENT TO ASSIGNMENT AND ASSUMPTION, AND RELEASE AGREEMENT (the "Assignment Agreement") dated as of March 28 31, 1997 by and among VANSTAR CORPORATION, a Delaware corporation ("VANSTAR"), MERISEL, INC., a Delaware corporation ("MERISEL"), MERISEL FAB, INC., a Delaware corporation ("FAB"), and COMPUTERLAND CORPORATION, a California corporation ("COMPUTERLAND").

                                 R E C I T A L S

     a. VANSTAR and FAB are parties to a Distribution and Services Agreement dated January 31, 1994 (the "Services Agreement"). The Services Agreement has been amended by the parties from time to time, and most recently by Amendment No. 14 dated December 16, 1996. FAB's obligations under the Services Agreement are guaranteed by MERISEL pursuant to the terms of a Guaranty Agreement dated as of January 31, 1994 (the "Merisel Guaranty").

     b. FAB desires to sell and assign substantially all of its assets to COMPUTERLAND, a California corporation wholly-owned by SYNNEX Information Technologies, Inc., a California corporation ("SYNNEX") and COMPUTERLAND desires to assume certain of the liabilities of FAB (the "Acquisition"). The Acquisition is conditioned on the assignment of the Services Agreement from FAB to COMPUTERLAND, VANSTAR's consent to such assignment, and the amendment of the Services Agreement on terms acceptable to SYNNEX and COMPUTERLAND.

     c. VANSTAR transferred certain rights concerning the payment of the Extended Payment Obligation arising under the terms of the Services Agreement as collateral securing the payment of a loan (as that term is defined in Section 2(a) of the Loan and Security Agreement dated as of May 29, 1996 (the "Loan Agreement")) made to Vanstar by Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") under the Loan Agreement. BankAmerica Investment Corporation ("BankAmerica") has represented that it is the beneficial owner of all rights of DLJ under the Loan Agreement, and BankAmerica and SYNNEX Information Technologies, Inc. ("SYNNEX") have entered into a letter agreement dated March 25, 1997 concerning the assumption and satisfaction of the Extended Payment Obligation by COMPUTERLAND or SYNNEX (the "BankAmerica Letter Agreement"). The BankAmerica Letter Agreement provides for, among other things, the written release by BankAmerica of any and all claims against

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Vanstar and of the security interest granted by VANSTAR in connection with the Loan Agreement.

     d. VANSTAR desires to consent to the assignment of the Services Agreement, provided that (i) the Extended Payment Amount arising under the terms of the Services Agreement is satisfied in full on the terms set forth in the BankAmerica Letter Agreement; (ii) the Services Agreement is otherwise amended on terms acceptable to COMPUTERLAND and VANSTAR; and (iii) that it be released by FAB from certain obligations arising under the Services Agreement as hereinafter set forth. FAB also desires that it be released from certain of its obligations under the Services Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree as follows:

     1. ASSIGNMENT OF SERVICES AGREEMENT. On satisfaction of the conditions set forth in paragraph 3 below, and for valuable consideration, receipt of which is acknowledged, FAB hereby assigns and transfers to COMPUTERLAND all of FAB's right, title and interest in and to the Services Agreement, and COMPUTERLAND agrees to and accepts the assignment. COMPUTERLAND expressly assumes and agrees to keep, perform and fulfill, after the date hereof, all the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by FAB under the Services Agreement. COMPUTERLAND also acknowledges its assumption of trade accounts payable to VANSTAR in the sum of $8,665,426.

     2.  CONSENT TO ASSIGNMENT.   On satisfaction of the conditions set forth
in Paragraph 3 below, and subject to the Release set forth in paragraph 5 below and the Acknowledgment in Paragraph 6 below, VANSTAR consents to the assignment of the Services Agreement from FAB to COMPUTERLAND, and hereby releases FAB from any further liability or obligation under the Services Agreement arising out of or related to the Services Agreement after such assignment. VANSTAR also consents to the assumption of $8,665,426 of the FAB trade accounts payable to VANSTAR by COMPUTERLAND.

     3. CONDITIONS. The assignment by FAB, COMPUTERLAND's acceptance of the assignment, and VANSTAR's consent to such assignment and conditioned on satisfaction of each of the following conditions:

     a. The satisfaction of the Extended Payment Amount ($20,000,000), arising under the terms of the Services Agreement, on the terms set forth in the BankAmerica Letter Agreement ; and

     b.   [INTENTIONALLY DELETED]

     c. The execution and delivery by COMPUTERLAND and VANSTAR of Amendment No. 15 to the Services Agreement, in the form attached hereto as Exhibit A; and


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     d.  The execution and delivery by SYNNEX to VANSTAR of the Guaranty
Agreement, in the form attached hereto as Exhibit B.

     4.  RELEASE BY VANSTAR.

     a. VANSTAR and its subsidiary organizations, affiliates, partners, agents, servants, stockholders, employees, representatives, assigns and successors hereby fully releases and discharges MERISEL and FAB, and their parent and subsidiary organizations, affiliates, partners, agents, servants, stockholders, employees, representatives, assigns and successors, from and relinquishes all rights, claims, demands, causes of action, damages, costs, expenses, attorneys' fees, and obligations of any nature, known or unknown, in law or in equity, which it now has or may have after execution of this agreement against MERISEL or FAB, ARISING OUT OF OR RELATED TO THE SERVICES AGREEMENT OR THE GUARANTY AGREEMENT, OTHER THAN THOSE ITEMS LISTED ON SCHEDULE A HERETO.

     b. VANSTAR acknowledges and agrees that this release applies to all claims for injuries, damages, or losses to VANSTAR (whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent) that VANSTAR may have against FAB or MERISEL ARISING OUT OF OR RELATED TO THE SERVICES AGREEMENT, OTHER THAN THOSE ITEMS LISTED ON SCHEDULE A HERETO, and VANSTAR hereby waives application of California Civil Code
Section 1542. VANSTAR certifies that it has read the following provisions of California Civil Code Section 1542:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     c. Notwithstanding the release set forth above, nothing in this Agreement shall release, discharge or otherwise impair VANSTAR's right to implead or pursue any legal or equitable action against MERISEL or FAB with respect to third party claims brought against VANSTAR for which VANSTAR would have had a claim for indemnification, equitable indemnity, or other claim against MERISEL or FAB.

     5.  RELEASE BY MERISEL AND FAB.

     a. MERISEL and FAB and their subsidiary organizations, affiliates, partners, agents, servants, stockholders, employees, representatives, assigns and successors hereby fully releases and discharges VANSTAR, and its parent and subsidiary organizations, affiliates, partners, agents, servants, stockholders, employees, representatives, assigns and successors, from and relinquishes all rights, claims, demands, causes of action, damages, costs, expenses, attorneys' fees, and obligations of any nature, know or unknown, in law or in equity, which they now have or may have after execution of this agreement against


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VANSTAR, ARISING OUT OF OR RELATED TO THE SERVICES
AGREEMENT OTHER THAN THOSE ITEMS LISTED ON SCHEDULE B HERETO.

     b. MERISEL and FAB acknowledge and agree that this release applies to all claims for injuries, damages, or losses to MERISEL and FAB (whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent) that MERISEL and FAB may have against VANSTAR ARISING OUT OF OR RELATED TO THE SERVICES AGREEMENT OTHER THAN THOSE ITEMS LISTED ON SCHEDULE B HERETO, and MERISEL and FAB hereby waive application of California Civil Code Section 1542. MERISEL and FAB certify that they have read the following provisions of California Civil Code Section 1542:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     c. Notwithstanding the release set forth above, nothing in this Agreement shall release, discharge or otherwise impair MERISEL's or FAB's right to implead or pursue any legal or equitable action against VANSTAR with respect to third party claims brought against MERISEL or FAB for which MERISEL or FAB would have had a claim for indemnification, equitable indemnity, or other claim against VANSTAR.

     d. Notwithstanding the release set forth above, nothing in this Agreement shall release, discharge or otherwise impair Vanstar's obligation under the Services Agreement to continue to assist FAB, ComputerLand or its customers in the process of submitting and collecting from vendors claims for MDF, price protection, rebate and vendor credit memos on behalf of FAB, ComputerLand and their customers. Additionally, Vanstar will continue to assist FAB, ComputerLand and their customers in the submission and collection of claims from vendors for MDF, price protection, rebate and vendor credit memos where FAB, ComputerLand or their customer had not originally submitted the claim properly or at all.

     4. Acknowledgment. The parties hereto agree that (i) the items listed on Schedule A shall remain the obligations of FAB and MERISEL after the date hereof, (ii) the amounts owing, if any, pursuant to the items designated as numbers 1 and 2 of Schedule B shall be paid by VANSTAR to FAB, and (iii) the amounts owing, if any, pursuant to items 3, 4, and 5 of Schedule B shall be paid by VANSTAR to COMPUTERLAND.

     7.  MISCELLANEOUS.

     a. This Agreement shall be effective immediately upon execution by the parties.

     b. This Agreement is entered into, and shall be construed and interpreted in accordance with the laws of the State of California.


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     c.  This Agreement may be signed in counterparts, each of which shall be deemed to be an original.

AGREED TO AND EFFECTIVE AS OF MARCH 28, 1997.

MERISEL, INC.                          VANSTAR CORPORATION



By: /s/ DWIGHT STEFFENSON              By: /s/ AHMAD MANSHOURI
    ---------------------------            -------------------------
Name:     Dwight Steffenson            Name:     Ahmad Manshouri
Title:    Chairman & CFO               Title:    Sr. Vice President and
                                                 General Manager, Operations

MERISEL FAB, INC.                      COMPUTERLAND CORPORATION



By: /s/ DWIGHT STEFFENSON              By: /s/ C. KEVIN CHUANG
    ---------------------------            -------------------------
Name:     Dwight Steffenson            Name:     C. Kevin Chuang
Title:    Chairman                     Title:    CFO


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